First Washington Realty Trust, Inc.
April 30, 1998
Page 1

                     BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                   19th Floor
                             300 East Lombard Street
                         Baltimore, Maryland 21202-3268
                                 (410) 528-5600
                             FAX (410) 528-5650/5651


                                 April 30, 1998



First Washington Realty Trust, Inc.
4350 East-West Highway, Suite 400
Bethesda, Maryland 20814

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have served as Maryland counsel to First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of (a) 55,335 shares of common stock (the "Common Shares"), $.01 par value per share, of the Company ("Common Stock") issuable if, and to the extent that, holders of up to 55,335 common units of limited partnership interest ("Common Units") in First
Washington  Realty Limited  Partnership,  a Maryland  limited  partnership  (the
"Operating Partnership"), tender such Common Units for exchange and (b) 9,538 shares (the "Preferred Shares") of 9.75% Series A Cumulative Participating Convertible Preferred Stock, $.01 par value per share, of the Company ("Series A Preferred Stock") issuable if, and to the extent that, holders of up to 9,538 preferred units of limited partnership interest ("Preferred Units") in the
Operating Partnership tender such Preferred Units for exchange, covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

                  2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");


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First Washington Realty Trust, Inc.
April 30, 1998
Page 2

                  3. The Bylaws of the Company, certified as of a recent date by its Senior Vice President and Secretary;

                  4. Resolutions adopted by the Board of Directors of the Company (the "Board") authorizing the issuance and registration of the Common Shares and the Preferred Shares, certified as of a recent date by the Senior Vice President and Secretary of the Company (the "Resolutions");

                  5. The form of certificate representing a share of Common Stock, certified as of a recent date by the Senior Vice President and Secretary of the Company;

                  6. The form of certificate representing a share of Series A Preferred Stock, certified as of a recent date by the Senior Vice President and Secretary of the Company;

                  7. A certificate as of a recent date of the SDAT as to the good standing of the Company;

                  8. A certificate executed by the Senior Vice President and Secretary of the Company, dated the date hereof; and

                  9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

                  4. Any Documents submitted to us as originals are authentic. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the


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First Washington Realty Trust, Inc.
April 30, 1998
Page 3

Documents and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  5. The outstanding shares of stock of the Company have not been and will not be transferred in violation of any restriction or limitation contained in the Charter. Neither the Common Shares nor the Preferred Shares will be transferred in violation of any restriction or limitation contained in the Charter.

                  The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. The issuance of the Common Shares has been duly authorized and, when and to the extent issued in accordance with the Resolutions and in the manner described in the Registration Statement, the Common Shares will be (assuming that the sum of (a) all shares of Common Stock issued as of the date hereof, (b) any shares of Common Stock issued between the date hereof and the date on which any of the Common Shares are actually issued (not including any of the Common Shares) and (c) the Common Shares will not exceed the total number of shares of Common Stock that the Company is then authorized to issue) validly issued, fully paid and nonassessable.

                  3. The issuance of the Preferred Shares has been duly authorized and, when and to the extent issued in accordance with the Resolutions and in the manner described in the Registration Statement, the Preferred Shares will be (assuming that the sum of (a) all shares of Series A Preferred Stock issued as of the date hereof, (b) any shares of Series A Preferred Stock issued between the date hereof and the date on which any of the Preferred Shares are actually issued (not including any of the Preferred Shares) and (c) the Preferred Shares will not exceed the total number of shares of Series A Preferred Stock that the Company is then authorized to issue) validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.


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First Washington Realty Trust, Inc.
April 30, 1998
Page 4
                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                Very truly yours,



                                Ballard Spahr Andrews & Ingersoll, LLP






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